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                                                                   EXHIBIT 23(d)

                          CONSENT OF FINANCIAL ADVISOR

     We consent to the inclusion of our Fairness Opinion issued to Matewan BancShares, Inc. in this registration statement on Form S-4. We also consent to the reference to our firm under the caption "The Merger-Opinion of Matewan's Financial Advisor."

                                      /s/ Baxter Fentriss and Company


Richmond, Virginia
June 22, 1999